SALE & PURCHASE AGREEMENT FOR THE ACQUISITION

of

100% OF THE SHARES AND ASSETS OF ASIA INNOVATION TECHNOLOGY LIMITED.

a company incorporated under the laws of the British Virgin Islands,

Unit B, 5/fl CKK Commercial Centre, 289 Hennessy Road, Wanchai,
Hong Kong
(“AITL” or the “Company”),

THIS AGREEMENT is between

ASIA PROPERTIES, INC.

a company incorporated under the laws of the State of Nevada, USA, with its address at TWO EXCHANGE SQUARE, 8/FL, CENTRAL, HONG KONG
(“ASPZ” or the “Company”),

And

FAN HAORAN, representing the shareholders of

100% of the shares of

ASIA INNOVATION TECHNOLOGY LIMITED.

Unit B, 5/fl CKK Commercial Centre, 289 Hennessy Road, Wanchai,
Hong Kong

Collectively the Parties

WHEREAS, ASPZ desires to purchase 100% of the Issued and Outstanding shares of AITL, together with all of the assets of AITL (the “Business Assets”) on the terms and subject to the conditions set forth herein and;

WHEREAS, AITL owns the property and assets, described more fully in Appendix A and;

WHEREAS, ASPZ has agreed to issue 950 million shares of ASPZ to AITL to acquire 100% of the shares and assets of AITL for a cost of US$1.9 billion and;

WHEREAS, ASPZ feels it is in its best interest that it acquire the aforesaid shares and assets at ($2 per share ASPZ value) and;

WHEREAS, DANIEL MCKINNEY, the President, Chief Executive Officer of ASPZ is the Company’s signing authority.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements, representations and warranties contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

SALE AND PURCHASE OF SHARES

1.1      On the basis of the representations herein contained and on the terms and subject to the conditions set forth herein, ASIA INNOVATION TECHNOLOGY LIMITED.D hereby agrees to sell, assign, transfer convey and deliver to ASPZ, 100% of their shares and the assets in AITL, for US$1.9 billion, together with all of its rights, titles and interests in the business assets and all attendant or related assets, including, but not limited to: proprietary intellectual property, documents, deeds, files, titles, patents, know-how and good-will, together with any other item, assets, products, files, records, documents, signatures, interests or rights pertaining to or relating to the Business Assets in keeping with the intentions and the spirit of this Agreement.

1.2      ASPZ hereby agrees to purchase and acquire 100% of the shares of AITL and all of its Business Assets from AITL and pay AITL an aggregate of nine hundred fifty million (950,000,000) new Common Shares of the Company and that this shares issuance represents payment in full of the US$1.9 billion noted in paragraph 1.1.

1.3      It is understood by the Parties that the 950,000,000 shares of ASPZ so issued as payment for the business assets will be restricted shares as required by Rule 144 of the United States Securities Act (the “Act”) and shall display a restrictive legend as required by the United States Securities and Exchange Act.

1.4      On the basis of the representations herein contained and on the terms and subject to the conditions set forth herein, AITL hereby agrees to transfer control of the shares and assets of AITL to ASPZ through the acceptance and confirmation of the issuance and granting, by ASPZ, of 950,000,000 newly issued shares of ASPZ which shares, represents the full purchase price of 100% of the shares of AITL and all of its assets as described in Appendix A.

ARTICLE II

CLOSING

2.1      The consummation of the transfer by AITL to ASPZ, and the acquisition by ASPZ of AITL and its assets by the payment of 950 million new Common Shares shall occur on January 6, 2015 (the “Closing Date”). Immediately at the Closing Date, ASPZ shall deliver, or cause to be delivered, to AITL, a board resolution confirming the issuance of 950 million Common Shares that are being sold, assigned, and conveyed to the shareholders of AITL, such board resolution shall be duly executed, endorsed and/or authenticated for delivery to AITL. (Appendix B).

2.2      Immediately after the Closing, ASPZ shall deliver to AITL, Stock certificate(s) representing 950 million shares issued in the name or names designated by AITL. It is understood that the stock certificates so delivered will display the required restrictive legend pursuant to Rule 144 of the United States Securities and Exchange Act.

2.3      On or before January 15, 2015, AITL shall deliver, for transmittal to ASPZ, duly authorized, properly and fully executed documents in English, evidencing and confirming the sale of 100% of the shares of AITL and its assets specifically detailing the assets and an asset valuation by a 3rd party valuator.

ARTICLE III

EXECUTION

3.1      ASPZ shall execute and deliver to AITL, on the Closing Date, any and all such other documents and instruments, and take or cause to be taken any and all such other and further actions that may be necessary, appropriate or advisable in order to vest fully, and to confirm the purchase and sale, the title to and possession of the Common Shares of ASPZ.

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3.2      AITL shall execute and deliver to ASPZ, on the Closing Date, any and all such other documents and instruments, and take or cause to be taken any and all such other and further actions that may be necessary, appropriate or advisable in order to vest fully, and to confirm the purchase and sale, the title to and possession of 100% of the shares of AITL and all of the assets of AITL.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ASPZ

ASPZ hereby represents and warrants to AITL as follows (it being acknowledged that AITL is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each of which constitutes a condition precedent to the obligations of ASPZ hereunder):

4.1      Authorization. ASPZ, represented by Daniel Mckinney, the President, Chief Executive Officer of ASPZ has full power, legal capacity and authority to enter into this Agreement and to consummate the transaction herein contemplated, and to perform all obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of ASPZ, and this Agreement is enforceable with respect to AITL in accordance with its terms. Neither the execution and delivery of this Agreement, nor the compliance with any of the provisions hereof, will (a) conflict with or result in a breach of, violation of or default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation to which ASPZ is a party or by which ASPZ or any of its assets or properties may be bound or (b) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to ASPZ or the assets or properties of ASPZ.

4.2      Legality of Shares. To the best of ASPZ’s knowledge, the Common Shares, when delivered as provided in this Agreement, will be validly issued, fully paid and nonassessable. The Common Shares, upon sale, assignment, transfer and conveyance thereof, will not be subject to the preemptive right of any shareholder or any other person. Upon delivery of and payment for the Common Shares as set forth in this Agreement, AITL will receive title to the Common Shares thereto, free and clear of all liens, encumbrances, charges and claims whatsoever.

4.3      Compliance with Securities Laws.

(a)      No formal or informal investigation or examination by the Securities and Exchange Commission (the “Commission”) or by the securities administrator of any state is pending or threatened against ASPZ.

(b)      Neither ASPZ, nor any of its directors or officers, have been convicted of any felony or misdemeanor in connection with the sale or purchase of any security or involving the making of any false filing with the Commission.

(c)      ASPZ is not subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently restraining or enjoining such person from engaging in or continuing any conduct or practice in connection with the sale or purchase of any security or involving the making of any false filing with the Commission.

4.4      No undisclosed Issues or Liabilities. ASPZ warrants that to the best of its knowledge there are no, issues that might tend to cause damage to ASPZ or its shareholders, or state or federal regulatory problems of any description.

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ARTICLE V

REPRESENTATIONS AND WARRANTIES OF AITL

5.1      Authorization. AITL has full power, legal capacity and authority to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transaction herein contemplated, to purchase and acquire the Common Shares from ASPZ and to perform all obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of AITL and this Agreement is enforceable with respect to AITL, in accordance with its terms.

5.2      Information Regarding this Agreement and the Company. AITL has obtained such information regarding the financial position and prospects of ASPZ, as AITL considers necessary or appropriate for the purpose of purchasing and acquiring the Common Shares from AITL pursuant to this Agreement.

5.3      Compliance with Securities Laws.

(a)      No formal or informal investigation or examination by the Commission or by the securities administrator or legal authority of any state or jurisdiction within or outside of the United States, Canada, China or the British Virgin Islands, is pending or threatened against AITL, or the assets of AITL.

(b)      Neither AITL nor its officers or owners have not been convicted of any felony or misdemeanor in connection with the sale or purchase of any security or involving the making of any false filing with in any jurisdiction.

(c)      AITL is not subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently restraining or enjoining them from engaging in or continuing any conduct or practice in connection with the sale or purchase of any security or involving the making of any false filing with in any jurisdiction.

5.4      Disclosure of Transference of Control

(a)      AITL understands and accepts that certain legal and regulatory filings and disclosures will be required in order to properly and legally execute the transfer of control of the shares and assets. Such filings and disclosures include, but are not limited to the filing of a Schedule 14C Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934 or a Form 8-K with the United States Securities and Exchange Commission.

(b)       one or more filings of the Initial statement of beneficial ownership of securities on Schedule 13D or other similar ownership forms.

(c)      AITL will assist fully in the preparation and filing of all such required filings in order to fully insure that all required filings are executed and filed properly and in a timely manner.

(d)      AITL will provide a detailed list of AITL individuals or entities (the “New Shareholders”) designated to receive Common Shares of ASPZ pursuant to issuance of the 950,000,000 Common Shares specified in this Agreement.

(e) The above noted detailed list of AITL New Shareholders shall include the full legal name of the individual or entity receiving ASPZ Common Shares, the full address and citizenship or corporate jurisdiction of each New Shareholder (Attached hereto as Appendix C).

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5.5      AITL warrants that they and AITL shall deliver to ASPZ all of rights, titles and interests in 100% of the shares of AITL, the company AITL and the assets and all attendant or related assets, including, but not limited to: proprietary intellectual property, maps, documents, deeds, files, titles, patents, know-how and good-will, together with any other item, assets, products, files, records, documents, signatures, interests or rights pertaining to or relating to the Assets in keeping with the intentions and the spirit of this Agreement.

5.6      AITL warrants that all translations in English of all documents, as required by the US Securities Act shall be accurate legal translations and that any discrepancy between the original documentation and the English translation, the English translation shall take precedence.

5.7      AITL warrants and confirms that immediately upon closing it will, undertake a full and up-to-date audit of the financial position of AITL, which audit will be conducted by an auditor qualified by the Public Company Accountability Oversight Board (P.C.A.O.B.)

ARTICLE VI

MISCELLANEOUS PROVISIONS

6.1      Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, and the heirs and personal representatives of each of them, but shall not confer, expressly or by implication, any rights or remedies upon any other party.

6.2      Confidentiality. The Parties agree that the terms and conditions of this agreement shall be kept strictly confidential and shall not reveal or divulge to any third party or entities other than for regulatory filings or tax purposes and/or pursuant to a court order. The parties further agree that any dissemination of this agreement shall not be made without prior written consent of the other party.

6.3      Governing Law. This Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Nevada.

6.4      Shares to Be Held In Escrow. The Parties agree that all shares issued, pursuant to the terms and conditions of this agreement, shall be issued as soon as practicable following the signing of this agreement, but all shares so issued SHALL BE HELD IN ESCROW and shall be deemed to be in the full control of the issuing party until the Closing.

6.5      Notices. All notices, requests or demands and other communications hereunder must be in writing and shall be deemed to have been duly made if personally delivered or mailed, postage prepaid, to the parties as follows:

(a) If to ASPZ, to:	Asia Properties, Inc.
Two Exchange Square, 8/fl
8 Connaught Place,
Central, Hong Kong

(b) If to AITL, to:	Fan Haoran
Unit B, 5/fl CKK Commercial Centre,
289 Hennessy Road, Wanchai, Hong Kong

Either party hereto may change his address by written notice to the other party given in accordance with this Section 6.5.

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6.6      Entire Agreement. This Agreement contains the entire agreement between the Parties and supersedes all prior agreements, understandings and writings between the Parties with respect to the subject matter hereof. Each party hereto acknowledges that no representations, inducements, promises or agreements, verbal or otherwise, have been made by either party, or anyone acting with authority on behalf of either party, which are not embodied herein, and that no other agreement, statement or promise may be relied upon or shall be valid or binding. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated verbally. This Agreement may be amended or any term hereof may be changed, waived, discharged or terminated by an agreement in writing signed by each of the parties hereto.

6.7      Captions and Headings. The article and section headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit or add to the meaning of any provision of this Agreement.

6.8      Attorneys’ Fees. In the event of any litigation between the parties hereto, the non-prevailing party shall pay the reasonable expenses, including the attorneys’ fees, of the prevailing party in connection therewith.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

ON BEHALF OF ASIA PROPERTIES, INC:

/s/ Daniel Mckinney	Designated Signing Authority
Daniel Mckinney
President,
Asia Properties, Inc.

ON BEHALF OF ASSETS OF ASIA INNOVATION TECHNOLOGY LIMITED:

/s/ Fan Haoran	Designated Signing Authority
Fan Haoran
Director
Asia Innovation Technology Ltd.

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APPENDIX A

List of Assets

Rong Guang Subsidiaries Projects

Jiulong Daqing Fine Chemical Co., Ltd.

A chemical company based in China. In recent years, it achieved RMB 2.8 billion business revenue and its market value is now RMB 5 billion. Founded in 2003, Juilong Daquing is a subsidiary company wholly-owned by Rong Guang and specializes in environmental engineering. The Company is committed to the R&D and application of cleaner production and environmental energy-saving technology, as a high-tech consultant enterprise, designed to help enterprises enhance their overall competitiveness through technology.

TianDiRenHuanBao Puyang Engineering Co., Ltd

A company specializing in oil casing environmental technology development and applications, it achieved RMB 0.2 billion business revenue and its market value is RMB 0.5 billion.

ZhuJiang Dongguan Desalinization Plant Institute

The only water treatment institute in Dongguan and a major national environmental equipment supporting institutions. Its patent evaluation value is up to RMB 1 billion with its year business income RMB 0.2 billion.

XinTaiLongChuangFeng Henan Water Co., Ltd.

Specializes in harnessing waste water, it achieved RMB 0.2 billion business revenue and its market value is RMB 0.4 billion.

Two wastewater treatment plants in Guangxi Province

The two wastewater treatment plants are located in Guiling Town and Liantang Town, Babu District, Hezhou, Guangxi. These wastewater treatment plants cost RMB 0.2 billion and the market value will RMB 0.5 billion when it is completed and put into service.

Waste water treatment project in Henan Province

This waste water treatment project in Henan Province is the only water treatment project which focuses on fine chemicals. The total investment in this project is RMB 0.5 billion, and market value is RMB 1 billion.

Technical Patents held by Rong Guang

a)      Rong Guang Energy Information Management Software,

Certificate Number: RZDZ No.0458860;

b)      Rong Guang Energy Information Online Monitoring and Management Software,

Certificate Number: RZDZ No.0458858;

c)      Energy-saving Operation Controlling System of Central Air System,

Certificate Number: 2776765, Patent Number: ZL 2012 2 0466904.X;

d)      Direct Thermal Compressor Heat Recovery Hot Water Conveyor Control System,

Certificate Number: 2774898, Patent Number: ZL 2012 2 0466904.4;

e)      Circulating Type Air Compressor Heat Recovery Hot Water Delivery Control System,

Certificate Number: 2773840, Patent Number: ZL 2012 2 0466905.4;

f)       Intelligent Control System for Reclaimed Water Reuse,

Certificate Number: 2779618, Patent Number: ZL 2012 2 0466842.2;

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g)      Convert Automatic Control Device between Forced Ventilation and Natural Ventilation,

Certificate Number: 2850362, Patent Number: ZL 2012 2 0466903.5;

h)      Ultra-Pure Water Temperature Energy-Saving Control Device,

Certificate Number: 2776501, Patent Number: ZL 2012 2 0470029.2;

i)       Emergency Speedy Treatment of Complex Heavy Metal Wastewater,

Certificate Number: 1222107, Patent Number: ZL 2012 1 0102987.9;

j)       Emergency Speedy Processing Method of Port Oil-Chemical Wastewater,

Certificate Number: 1222008, Patent Number: ZL 2012 1 0102985.X;

k)      Emergency Speedy Processing Equipment of Complex Heavy Metal Wastewater,

Certificate Number: 2510975, Patent Number: ZL 2012 2 0148051.5;

l)       Small Water Advanced Purification and Reuse of Refractory Wastewater Treatment Method and Device,

Certificate Number: 702682, Patent Number: ZL 2012 2 0148051.5;

m)      An Advanced purification method used before standard or substandard wastewater from existing waste treatment station entering RO membrane,

Certificate Number: 1080666, Patent Number: ZL 2007 1 0073805.1.

ON BEHALF OF Asia Innovation Technology Ltd.

/s/ Fan Haoran	Designated Signing Authority
Fan Haoran
Director
Asia Innovation Technology Ltd.

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